Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-190945) of Sophiris Bio Inc. of our report dated December 7, 2012, except for the effects of the share consolidation described in Note 1 to the consolidated financial statements, as to which the date is August 12, 2013, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, British Columbia

March 14, 2014